                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Applied Imaging Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             APPLIED IMAGING CORP.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000

                               ----------------

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Imaging Corp., a Delaware corporation (the "Company"), will be held on Wednesday, May 10, 2000 at 11:00 a.m., local time, at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California, 95052-8181, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1. To elect two Class I directors of the Company to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

  2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the year ending December 31, 2000.

  3. To approve an amendment of the Company's 1998 Incentive Stock Plan (the "1998 Option Plan") to increase the number of shares of Common Stock available for issuance thereunder by 950,000 shares.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on April 3, 2000, are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Jack Goldstein
                                          Chairman of the Board and Chief
                                           Executive Officer

Santa Clara, California
April 3, 2000

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                             APPLIED IMAGING CORP.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2000 at 11:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California 95052-8181. The telephone number at that meeting location is (408) 988-1500.

  . These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements were mailed on or about April 10, 2000, to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Stockholders of record at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of shares outstanding, designated Common Stock, $0.001 par value per share. At the record date, 13,370,195 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 141 stockholders. No shares of the Company's Preferred Stock were outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market, was $3.00 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

   The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class I directors, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 1, 2000 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of April 3, 2000, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Officer Compensation" and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                         Shares    Approximate
                                                      Beneficially   Percent
                  Name and Address                       Owned      Owned(1)
                  ----------------                    ------------ -----------
Individuals and Entities Affiliated with New
 Enterprise Associates(2)............................  2,579,504      19.3%
 2490 Sand Hill Road,
 Menlo Park, CA 94025

Individuals and Entities Affiliated with Special
 Situation Fund III (3)..............................  1,628,666      12.2%
 153 East 53rd St., Suite 51
 New York, NY 10002
 Attn: Austin W. Marxe

Ashford Capital Management(4)........................  1,226,333       9.2%
 10th Market Street
 Wilmongton DE 19890

Individuals and Entities Affiliated with Tecnicas
 Medicas.............................................  1,000,000       7.5%
 Corsega 114
 08029 Barcelona
 Spain

Thomas C. McConnell(2)...............................  2,579,504      19.3%

Robert C. Miller(5)..................................    340,437         *

Jack Goldstein, Ph.D(6)..............................    274,581         *

John F. Blakemore, Jr.(7)............................     97,803         *

Leslie G. Grant, Ph.D.(8)............................     93,750         *

Gilbert J.R. McCabe(9)...............................     70,862         *

Carl W. Hull(10).....................................     55,500         *

G. Kirk Raab(11).....................................     51,040         *

Michal A. Zoccoli(12)................................     41,457         *

Andre Marion(13).....................................     28,243         *

All executive officers and directors as a group
 (10 persons)(2)(5)(6)(7)(8)(9)(10)(11)(12)(13)......  3,633,177      27.2%

--------
  *Less than 1%.
 (1) Applicable percentage ownership is based on 13,370,195 shares of Common Stock outstanding as of April 3, 2000, together with applicable options or warrants for such stockholder. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission.

 (2) Consists of 709,214 shares held by New Enterprise V, Limited Partnership and 1,837,605 shares and warrants to purchase 169,550 shares held by New Enterprise Associates VII, L.P., 11,765 shares held by The Silverado Fund I, Limited Partnership, 15,920 shares and warrants to purchase 3,460 shares held by NEA President's Fund, and an option to purchase 5,000 shares within 60 days after April 3, 2000 held by Thomas C. McConnell. Mr. McConnell, a director of the Company, is a general partner of New Enterprise Associates V, Limited Partnership, New Enterprise Associates VII, L.P. and NEA President's Fund, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein. (Based on 13G filed February 11, 2000)
 (3) Consists of 1,070,400 shares held by Special Situations Fund III, Limited Partnership, 191,300 shares held by Special Situation Fund Private Equity L.P. and 366,966 shares held by Special Situation Fund Cayman Fund L.P. (Based on 13G filed March 2, 2000)
 (4) Based on a 13G filed February 11, 2000, by Ashford Capital Management,
     Inc.
 (5) Consists of 198,678 shares and warrants to purchase 140,000 shares held by Allen & Company Incorporated, Allen Value Partners, L. P., Allen Value Limited and Allen Philton, L.P. Robert C. Miller, a director of the Company and a holder of 1,759 shares, and an option to purchase 5,000 shares within 60 days after April 3, 2000, is an affiliate of Allen Holding Inc. and the related entities, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein.
 (6) Includes an option to purchase 264,581 shares within 60 days after April 3, 2000.
 (7) Includes an option to purchase 18,541 shares within 60 days after April 3, 2000.
 (8) Includes an option to purchase 53,750 shares within 60 days after April 3, 2000.
 (9) Consists of 10,000 shares, an option to purchase 7,291 shares within 60 days after April 3, 2000 and 53,571 shares held by SEFTA Trustees Ltd. for family trusts. Mr. McCabe, a director of the Company, disclaims beneficial ownership of the shares held by SEFTA Trustees Ltd. except to the extent of his proportionate ownership interest therein.
(10) Includes an option to purchase 52,500 shares within 60 days after April 3, 2000.
(11) Consists of an option to purchase 51,040 shares within 60 days after April 3, 2000.
(12) Includes an option to purchase 38,957 shares within 60 days after April 3, 2000.
(13) Includes an option to purchase 23,541 shares within 60 days after April 3, 2000.

Compliance with Section 16(a) Filing Requirements

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 1999, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors and Nominees for Director

   According to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, three directors in Class II, and two directors in Class III. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the two Class I directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

   In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

   The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                                Director
          Name            Age               Principal Occupation                 Since
          ----            ---               --------------------                --------
Nominees for Class I
 Directors
Jack Goldstein, Ph.D....   52 Chairman and Chief Executive Officer                1997
Thomas C. McConnell
 (2)....................   45 General Partner of New Enterprise Associates        1990

Continuing Class II
 Directors
John F. Blakemore, Jr.
 (1) (2)................   60 Consultant                                          1987
Robert C. Miller (1)....   34 Vice President and Director of Allen & Company      1995
                              Incorporated
G. Kirk Raab............   64 Chairman of the Board of Shaman Pharmaceuticals,    1996
                              Inc., Connetics, Inc., Oxford ClycoSciences (UK)
                              Ltd. And LXR Biotechnology Inc.

Continuing Class III
 Directors
Andre F. Marion (1).....   62 Director, Cygnus Corporation and Director,          1995
                              Molecular Devices Corp
Pablo Valenzuela, Ph.D..   58 Senior Vice President Biological Research, Chiron   1999
                              Corporation

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   There are no family relationships among any directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

   Jack Goldstein, Ph.D. joined the Company in April 1997 as President and Chief Executive Officer. Dr. Goldstein has over 26 years of senior management experience in the diagnostic industry. From 1986 until 1997, Dr. Goldstein served in various senior executive positions at Johnson & Johnson, including President of Ortho Diagnostics Systems, Inc., a subsidiary of Johnson & Johnson from 1993 to 1997. Dr. Goldstein holds an M.S. in Immunology and a Ph.D. in Microbiology, both from St. John's University.

   Thomas C. McConnell has been a director of the Company since August 1990. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm since 1985 where he has been a General Partner since 1989. Mr. McConnell serves on the Board of Directors of CardioThoracic Systems, Inc., Conceptus, Inc. and a number of private companies. He received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Directors Whose Terms Extend Beyond the Annual Meeting

   John F. Blakemore, Jr. has been a director of the Company since December 1987. Since 1987 he has been an independent investor and consultant. Mr. Blakemore was also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

   Andre J. F. Marion has been a director of the Company since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion holds a degree in engineering from the French Ecole Nationale SupJrieures d'IngJnieurs Arts et MJtiers in both Mechanical and Electronic Engineering. Mr. Marion is an independent consultant and also a director of Cygnus Corporation and Molecular Devices Corp.

   Robert C. Miller has been a director of the Company since November 1995. He is a Vice President and Director of the investment banking firm of Allen & Company Incorporated and has been associated with the firm since June 1986. Mr. Miller is a director of Envirogen, Inc., Audits & Surveys Worldwide, Inc., and a number of private companies. Mr. Miller received his B.A. from Williams College and his M.B.A. from the Leonard N. Stern School of Business, New York University.

   G. Kirk Raab has been a director of the Company since 1996. Mr. Raab has 40 years of experience as a senior executive in health industries and was President and Chief Executive Officer from February 1990 to July 1995 of Genentech Inc., a pharmaceutical company. He is currently Chairman of the Board of Shaman Pharmaceuticals, Inc., Connetics, Inc. Oxford GlycoSciences (UK) Ltd. and LXR Biotechnology, Inc., and a director of a number of private companies. He received his B.A. from Colgate University.

   Pablo Valenzuela Ph.D. joined the Company's Board of Directors in April 1999. Dr. Valenzuela, has over 20 years of experience in the biotechnology industry, and is currently Senior Vice President, Biological Research and Development, and co-founder of Chiron Corporation, as well as President and founder of Bios Chile Dr. Valenzuela holds a Ph.D. from Northwestern University.

Vote Required

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Director Compensation

   The Board of Directors held four regular meetings and two telephonic meetings during the calendar year ended December 31, 1999.

   The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

   The Audit Committee consists of directors Blakemore, Marion, and Miller. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee held two meetings in the last calendar year.

   The Compensation Committee consists of directors Blakemore, McCabe, McConnell, and Raab. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee held two meetings during the last calendar year.

Compensation of Directors

   Messrs. McCabe, Raab, Blakemore, Marion and Valenzuela receive $800 per regular meeting attended, and all directors receive reimbursement of travel expenses from the Company for their service as members of the Board of Directors. Prior to April 1999, each director who is not also an employee or consultant of the Company (an "Outside Director") automatically received an option to purchase 5,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders. Outside directors who were standing for re-election would only receive the additional option for 5,000 shares if they were re-elected. These options had been granted under the Company's 1994 Director Option Plan (the "Director Plan").

   Effective April 1999, the initial grant to an Outside Director joining the Board of Directors will be an option for 25,000 shares and subsequent annual grants will be for 10,000. Options are expected to be granted either automatically under the Director Plan (up to the original 10,000 share limits) and/or under the Company's 1998 Stock Option Plan (the "1998 Plan"). It is expected that when the Director Plan shares are exhausted, that all grants will then be made under the 1998 Plan. In addition, directors who are consultants to the Company will continue to receive option grants as directors under the 1998 Plan. It is expected that, consistent with past grants to Outside Directors, each option granted will become exercisable ratably over a four-year period. The term of such options has been and is expected to be ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted has been and is expected to be equal to the fair market value of the Company's Common Stock on the date of the grant, as determined in accordance with the applicable option plan.

   The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 120,0000 shares of the Company's Common Stock has been reserved for issuance udring the current 10-year term of the Director Plan, which expires in February 2004, of which 60,000 shares have been issued and 60,000 shares remain available for future issuance.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

   On June 3, 1998, the Company issued and sold 1,000,000 shares of its common stock to certain partnerships affiliated with New Enterprise Associates, a principal owner of the company at the purchase price of $3.00 per share. The price exceeded the closing price of the Company's common stock as reported on the NASDAQ National Market System.

   On February 2, 1998, the Company's Board of Directors approved an amendment to reprice options outstanding under the Company's 1988 Plan with exercise prices over $3.00 per share other than those options held by Directors McConnell and Miller. On February 2, 1998, holders of such options were offered the choice of retaining their existing options without amendment or accepting the amendment of their stock options. The exercise price of the amended options is $2.44 per share, which equaled the fair market value of the Company's Common Stock on February 2, 1998. Vesting of the amended options occurs over four years and begins on February 2, 1998. Holders of the options had until March 30, 1998 to make an irrevocable decision to either retain their existing options without amendment or accept the amendment to their options. The amendment of the options is treated for accounting purposes as if the Company cancelled the existing options and issued, on February 2, 1998, new options with the lower exercise price and new vesting schedule.

   On April 20, 1999, the Company's Board of Directors approved a consulting agreement with Kirk Raab pursuant to which Mr. Raab will devote one day per month to the Company to consult on matters identified by the Company's Chairman of the Board and Chief Executive Officer. Mr. Raab will receive an option under the 1998 Plan for 50,000 shares vesting monthly over two years for his consulting services.

   The Company has employment agreements with certain of its officers. See "Employment Agreements."

                               EXECUTIVE OFFICERS

   The following table sets forth information as of December 31, 1999 regarding executive officers of the Company.

       Jack Goldstein, Ph.D... 52  Chairman and Chief Executive Officer
       Carl W. Hull........... 41  President and Chief Operating Officer

   Jack Goldstein, Ph.D., biographical information, infra, at Proposal No. 1.

   Carl W. Hull joined the Company as Vice President of Worldwide Marketing in August 1997. From March 1996 until June 1997, Mr. Hull served as Vice President of Marketing & Business Development for Ventana Medical Systems. From 1982 to 1996, he served in various marketing and sales management positions at Abbott Laboratories, including Vice President and General Manager of Abbott Laboratories, Puerto Rico, Marketing Manager for Hematology Products, District Sales Manager, and Product Manager for several diagnostic product lines. Mr. Hull received his B.A. from The Johns Hopkins University and an M.B.A from the University of Chicago.

Employment Agreements

   Jack Goldstein, Ph.D. In April 1997, the Company entered into an agreement with Dr. Goldstein, pursuant to which he would serve as the President and Chief Executive Officer of the Company at an annual salary of $255,000. In the event of the Company's termination of Dr. Goldstein's employment, he will continue to serve as a consultant to the Company for one year, and be paid at the same rate as his annual salary. Dr. Goldstein will also be eligible for a cash bonus equal to up to 30% of his annual salary upon the achievement of objectives set by the Board of Directors. The Company has granted Dr. Goldstein options under the 1988 Plan to purchase 280,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of the option grant, which options will vest over four years. The Company has paid Dr. Goldstein's relocation expenses totaling $218,708.

   In the event of a change in control of the Company due to a merger or acquisition of the Company, all of the shares subject to stock options granted to Dr. Goldstein will become exercisable, but only if the acceleration of exercisability will not preclude the structuring of a proposed merger or acquisition as a pooling of interests, if the structure of the proposed merger is approved by the Company's Board of Directors.

   Carl W. Hull. In August 1997, the Company entered into an agreement with Carl Hull pursuant to which Mr. Hull would serve as the Vice President of Worldwide Marketing. Under the terms of this agreement, the Company has agreed to provide Mr. Hull an annual salary and bonus, medical insurance, vacation time, and an option to purchase 60,000 shares of the Company's Common Stock at an exercise price of $5.50 per share. In addition, the Company has agreed to
(i) reimburse Mr. Hull for relocation expenses incurred in connection with his move from Arizona to California, which totaled $35,650 (ii) a severance payment equal to six times Mr. Hull's then existing monthly salary in the event his employment is terminated by the Company and (iii) upon a change in control of the Company, accelerated vesting of Mr. Hull's option.

Executive Officer Compensation

   Summary Compensation Table. The following table sets forth information for the years ended December 31, 1997, 1998 and 1999 regarding the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                       Long-Term
                                    Annual                            Compensation
                                 Compensation                            Awards
                              ---------------------                   ------------
                                                                       Securities
   Name and Principal                                  Other Annual    Underlying     All Other
        Position         Year Salary($)    Bonus($)   Compensation($)   Options    Compensation($)
   ------------------    ---- ---------    --------   --------------- ------------ ---------------
Jack Goldstein, Ph.D.... 1997  170,000(3)   60,000(1)      69,298(4)    280,000           736(5)
 Chairman and            1998  270,058                    149,410(4)    480,000         1,188(5)
 Chief Executive Officer 1999  290,000      85,000(2)                   480,000        11,706(5)

Carl W. Hall............ 1997   56,250(10)  20,000(1)      29,906(4)     60,000           313(8)
 President and           1998  144,720      21,254(2)       5,744(4)    100,000         5,913(8)
 Chief Operating Officer 1999  160,000      40,000(2)                   160,000        15,421(8)

Leslie G.Grant, Ph.D.... 1997  135,016      42,193(2)                                  46,903(6)
 Executive Vice          1998  142,760                                   25,000        36,879(7)
 President (left
 effective               1999  144,399      35,596(2)                    25,000        37,163(7)
 December 31, 1999)

Michael A. Zoccoli,
 Ph.D................... 1997   20,633(11)                               25,000           690(9)
 Vice President (left    1998  127,118                                   85,000         8,192(9)
 effective
 December 31, 1999)      1999  140,000      15,000(2)                    85,000        25,688(9)

--------
 (1) Consists of bonuses earned and paid in the fiscal year.
 (2) Consists of bonuses earned during each fiscal year and paid in the following year.
 (3) Jack Goldstein joined the Company in April 1997; his annualized salary for 1997 was $255,000.
 (4) Represents reimbursements for moving and relocation expenses.
 (5) Consists of $11,706, $ 1,188 and $736 in insurance premiums paid by the Company in 1999, 1998 and 1997 respectively.
 (6) Consists of $35,253 contributed to a private pension scheme in 1996 and 1997, $9,063 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant, and $2,587 in insurance premiums paid by the Company.
 (7) For 1998, consists of $18,298 contributed to a private pension scheme, $15,919 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant, and $2,661 in insurance premiums paid by the Company; for 1999 consists of $18,085 contributed to a private pension scheme, $16,118 paid for by the Company for operating expenses of a car leased by the Company and used by Dr. Grant, and $2,961 in insurance premiums paid by the Company.
 (8) For 1997, consists of $313 in insurance premiums paid by the Company; for 1998, consists of $4,941 contributed to the Company's retirement plan and $972 in insurance premiums paid by the Company; for 1999, consists of $4,800 contributed to the Company's retirement plan and $10,621 in insurance premiums by the Company.
 (9) For 1997, consists of $540 car allowance and $150 in insurance premiums paid by the Company; for 1998 consists of $2,972 contributed to the Company's retirement plan, $4,320 car allowance and $900 in insurance premiums paid by the Company; for 1999, consists of $4,500 car allowance, $3,387 of earned and unused vacation paid at termination, $4,149 contributed to the Company's retirement plan and $8,468 in insurance premiums paid by the Company.
(10) Carl W. Hull joined the Company in August 1997; his annualized salary for 1997 was $135,000.
(11) Mike Zoccoli joined the Company in October 1997, his annualized salary for 1997 was $125,000

   Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1999 to each of the Named Executive Officers:

                          Option Grants in Fiscal 1999

                                                                             Potential Realizable
                                                                               Value at assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                               Appreciation for
                                          Individual Grants                     Option Term(4)
                         --------------------------------------------------- --------------------
                           Number of
                          Securities   Percent of Total
                           Undelying   Options Granted  Exercise
                            Options     during Fiscal     Price   Expiration
  Name                   Granted(#)(1)     1999(2)      ($/Sh)(3)    Date      5%($)     10%($)
  ----                   ------------- ---------------- --------- ---------- --------- ----------
Jack Goldstein..........       --            --             --          --         --         --
Carl W. Hull............    60,000           26%          $1.19    12/16/09    $44,903   $185,193

--------
(1) Options were granted under the 1998 Plan and generally vest over four years from the date of commencement of employment.
(2) Based on an aggregate of 232,500 options granted by the Company in the year ended December 31, 1999 to employees of and consultants to the Company, including the Named Executive Officers.
(3) The exercise price per share of each option was equal to the closing price of the Common Stock at close of market on the working day before the date of grant as determined by the Board of Directors.
(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

   Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. No stock option exercises occurred during the year ended December 31, 1999 by the Named Executive Officers.

Stock Option Repricing Report of the Compensation Committee and Table

   On February 2, 1998, the Company's Board of Directors approved an amendment to reprice options outstanding under the Company's 1988 Plan with exercise prices over $3.00 per share other than those options held by Directors McConnell and Miller. On February 2, 1998, holders of such options were offered the choice of retaining their existing options without amendment or accepting the amendment of their stock options to provide for an exercise price of $2.44 per share, the fair market value of the Company's Common Stock on February 2, 1998 (the "Exchange Program").

   The following table sets forth certain information concerning the Exchange Program, including (1) the name of each executive officer who participated in the Exchange Program, (ii) the date of any such exchange, (iii) the number of securities underlying exchanged options, (iv) the price per share of the underlying security at the time of the exchange, (v) the original price or base price of the canceled option at the time of exchange, (vi) the per share exercise price of the option received in exchange for the existing option and
(vii) the original option term remaining at the date of the exchange.

                           Ten Year Option Repricings

                                 Number of
                                 securities                                          Length of original
                                 underlying  Market price of Exercise price             option term
                                optioin/SARs  stock at time    at time of     New    remaining at date
                                repriced or  of repricing or  repricing or  exercise  of repricing or
  Name                    Date   amended(#)   amendment($)     amendment    price($)     amendment
  ----                   ------ ------------ --------------- -------------- -------- ------------------
Jack Goldstein.......... 2/2/98   280,000         $2.44          $5.63       $2.44        9.2 years
Carl Hull............... 2/2/98    60,000         $2.44          $5.50       $2.44        9.5 years
Mike Zoccoli............ 2/2/98    25,000         $2.44          $3.44       $2.44       9.79 years

   Stock options are intended to provide incentives to the Company's officers, employees and consultants. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate service providers who are critical to the Company's long term success. The disparity between the original exercise prices of the Company's outstanding stock options and the market price for the Common Stock did not provide, in the judgement of the Compensation Committee, a meaningful incentive or retention device to those holding stock options and, therefore, the Compensation Committee determined that offering the Exchange Program was in the best interest of the Company and its stockholders.

                                          Members of the Compensation
                                           Committee

                                          John F. Blakemore, Jr.
                                          Gilbert J.R. McCabe
                                          Thomas C. McConnell
                                          G. Kirk Raab

Board Compensation Committee Report on Executive Compensation

   The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

   The Compensation Committee of the Board of Directors (the "Committee"), comprising four outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

   Compensation Philosophy: The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  . Motivate executives to achieve optimum performance for the Company;

  . Align the financial interests of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

   Compensation Program: The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's stock option plans. There are three major components to the Company's executive compensation: base salary, incentive (bonus) payments and long-term incentives in the form of stock options.

   1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology, and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

   2. Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

   3. Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of stock option awards under the Company's stock option plans. The Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the fair market value of the Company's Common Stock on the date of grant. Options granted under the Company's stock option plans grants prior to December 10, 1998 become exercisable at the rate of 25% of the shares at the end of each year following the date of vesting commencement such that, subject to the employee's or independent contractor's continuous relationship with the Company, the option is fully exercisable four years from such date. Options granted after December 10, 1998 become exercisable at the rate of 1/48 per month. Options granted as a bonuses generally vest over two years, 50% after the first year monthy the following year. Options granted are subject to the employee's or independent contractor's continuous relationship with the Company, the option is fully exercisable four years from such date. The Company has not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock to any Named Executive Officer or any other person under the Company's stock option plans.

1999 Compensation for the Chief Executive Officer

   In determining the salary of Dr. Goldstein for 1999, the Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the medical device and biotechnology industry, taking into consideration Dr. Goldstein's experience and knowledge. Based on the Company's plan for specified goals, the Committee determined that it was appropriate to offer Dr. Goldstein a salary of $290,000.

Section 162(m) of the Internal Revenue Code Limitations on Executive
Compensation

   In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received compensation in excess of this limit during fiscal 1997. Grants under the 1998 Option Plan will not be subject to the deduction limitation if the stockholders approve the 1998 Option Plan, including the option grant limitations described below.

   Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1998 Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

   The foregoing Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          John F. Blakemore, Jr.
                                          Gilbert J. R. McCabe
                                          Thomas C. McConnell
                                          G. Kirk Raab

Stock Performance Graph

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. Index ('Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology Index ("H&Q Healthcare Index") for the period beginning on November 8, 1996, the Company's first day of trading after its initial public offering, and ending on December 31, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                          AMONG APPLIED IMAGING CORP.
                     NASDAQ NATIONAL MARKET, U.S. INDEX AND
                  THE HAMBRECHT & QUIST HEALTHCARE, EXCLUDING
                              BIOTECHNOLOGY INDEX
                        (PERIOD ENDED DECEMBER 31, 1999)

           Applied Imaging Corp.    Nasdaq U.S. Index     H&Q Healthcare Index
           ---------------------    -----------------     --------------------
 11/8/96                100                     100                     100
12/31/96                129                     103                     103
 3/31/97                 79                      97                      97
 6/30/97                 89                     115                     116
 9/30/97                 64                     135                     122
12/31/97                 29                     126                     122
 3/31/98                 45                     148                     138
 6/30/98                 35                     152                     141
 9/30/98                 37                     137                     124
12/31/98                 30                     177                     147
 3/31/99                 13                     199                     145
 6/30/99                 21                     218                     149
 9/30/99                 13                     223                     129
12/31/99                 18                     329                     133

* The graph assumes that $100 was invested on November 8, 1996 in the Company's Common Stock, the Nasdaq National Market, U.S. Index and the Hambrecht & Quist Healthcare, Excluding Biotechnology Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers LLP ("PWC"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   Representatives of PWC are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

         APPROVAL OF AN AMENDMENT OF THE COMPANY'S 1998 INCENTIVE STOCK
             PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                 AVAILABLE FOR ISSUANCE THEREUNDER BY 950,000.

   The Company's Board of Directors and stockholders have previously adopted and approved the 1998 Incentive Stock Plan (the "1998 Option Plan"). A total of 950,000 shares of Common Stock have been reserved for issuance under the 1998 Option Plan and no more shares are available for future grant as of the Record Date. In April 2000, the Board of Directors authorized an amendment to the 1998 Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 950,000 shares, bringing the total number of shares issuable under the 1998 Option Plan to 1,900,000.

   At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the 1998 Option Plan, in the form of Appendix A hereto, to increase the number of shares of Common Stock reserved for issuance thereunder.

   The Board of Directors believe that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

Summary of the 1998 Option Plan

   General. The 1998 Option Plan was adopted by the Board of Directors in February 1998 subject to stockholders approval at the Annual Meeting of Stockholders in May 1998. The 1998 Option Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the 1998 Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or a Board Committee.

   Purpose. The general purpose of the 1998 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

   Administration. The 1998 Option Plan may be administered by the Board or a Board Committee (together, the "Administrator"). Subject to the other provisions of the 1998 Option Plan, the Administrator has the authority: (I) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom Options and stock purchase rights may be granted under the 1998 Option Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the 1998 Option Plan; (iv) to approve forms of agreement for use under the Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the 1998 Option Plan, of any option or stock purchase right granted under the 1998 Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Option Plan and awards granted pursuant to the 1998 Option Plan;
(ix) to prescribe, amend and rescind rules and regulations relating to the 1998 Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the 1998 Option Plan); (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator; (xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Option Plan.

   Eligibility. The 1998 Option Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

   Terms and Conditions of Options. Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

     (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.c)Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

     (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

     (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1998 Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

     (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1998 Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

     (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

     (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

     (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1998 Option Plan as may be determined by the Board or Committee.

   Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1998 Option Plan, the number and class of shares of stock subject to any option or right outstanding under the 1998 Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

   Amendment, Suspensions and Termination of the 1998 Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in the year 2008.

   Federal Tax Information. Options granted under the 1998 Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1998 Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

   The approval of the amendment of the 1998 Option Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1998 OPTION PLAN.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             THE BOARD OF DIRECTORS

Santa Clara, California
April 3, 2000

                             APPLIED IMAGING CORP.

                        ANNUAL MEETING OF STOCKHOLDERS

                            Wednesday, May 10, 2000
                             11:00 a.m. local time

                          SANTA CLARA MARRIOTT HOTEL
                          2700 Mission College Blvd.
                             Great America Parkway
                          Santa Clara, CA 95052-8161




--------------------------------------------------------------------------------

Applied Imaging Corp.
2380 Walsh Ave., Santa Clara, CA 95051                                     proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 10, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3

By signing the proxy, you revoke all prior proxies and appoint Jack Goldstein, and Carl Hull, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                              Please detach here




                                  The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
1. Election of Class            01 Jack Goldstein, Ph.D.  02 Thomas C. McConnell      [_] Vote FOR            [_] Vote WITHHELD
   directors:                                                                             all nominees            from all nominees
                                                                                          (except as marked)
                                                                                    ______________________________________________
(Instructions: To withhold authority to vote for any indicated nominee,
write the number(s) of the nominee(s) in the box provided to the right.)            ______________________________________________

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors
   of the company for the year ending December 31, 2000.                            [_] For      [_] Against     [_] Abstain

3. To approve an amendment of the Company's 1998 Incentive Stock Plan (the
   "1998 Option Plan") to increase the number of shares of Common Stock
   available for issuance thereunder by 950,000 shares.                             [_] For      [_] Against     [_] Abstain

4. To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.
---
Address Change? Mark Box [_]    Indicate changes below:                             Date:________________________________________


                                                                                    ______________________________________________

                                                                                    ______________________________________________

                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appear on
                                                                                    Proxy. If held in joint tenancy, all persons
                                                                                    must sign. Trustees, administrators, etc.,
                                                                                    should include title and authority. Corporations
                                                                                    should provide full name of corporation and
                                                                                    title of authorized officer signing the proxy.

